UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2017
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 8.01 Other Events	3
Item 9.01 Financial Statements and Exhibits	3

SIGNATURES	4
EX-99.1

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 25, 2017, the Board of Directors (the “Board”) of Republic Services, Inc. (“Republic”) elected Kim S. Pegula, 48, to serve on the Board. Ms. Pegula will initially be a member of the Board’s Sustainability and Corporate Responsibility Committee.
Ms. Pegula and her husband are the co-owners of two organizations with which a Republic subsidiary has entered into separate sponsorship agreements. Pursuant to those agreements and in exchange for certain promotional activities, we paid the organizations an aggregate of $190,000 for 2016 and expect to pay them an aggregate of approximately $257,500 for 2017.  Both agreements were entered into in 2016. One agreement has a five-year term; the other has a three-year term.
Republic, through its subsidiaries, provides waste and/or recycling collection services to nine facilities in which Ms. Pegula or members of her immediate family have an ownership interest.  The amount we are paid in respect of these services varies year to year based on the volume of services provided and pricing terms set forth in the contracts with the facilities.   For 2016, we were paid an aggregate of approximately $341,250 in respect of services provided to these facilities.
Ms. Pegula will receive equity and cash compensation in accordance with Republic’s previously adopted compensation arrangements for non-employee directors, including: (1) an annual grant of restricted stock units (“RSUs”) that have a fair market value of $220,000 as of the grant date, with the grant for 2017 to be prorated to the portion of the year following her election to the Board; and (2) an annual retainer of $80,000, to be prorated for 2017 to the portion of the year following her election to the Board. In addition, at the end of any quarter in which dividends are distributed to stockholders, Republic’s non-employee directors, including Ms. Pegula, receive additional RSUs with a value (based on the closing price of Republic common stock on the dividend payment date) equal to the value of dividends they would have received on all RSUs they held on the dividend payment date. The RSUs vest immediately upon grant and will be settled through the issuance of shares of our common stock upon the director’s termination of service from the Board or three years after they are granted, unless they are deferred into our Deferred Compensation Plan.
ITEM 8.01 OTHER EVENTS.
On July 31, 2017, Republic issued a press release announcing Ms. Pegula’s election to the Board. A copy of this press release is incorporated herein by reference as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 31, 2017 announcing the election of Ms. Pegula.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: July 31, 2017	By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: July 31, 2017	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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